UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 2, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 2, 2009, WellCare Health Plans, Inc. (“WellCare”) announced that Adam Miller, WellCare’s Senior Vice President, National Medicare and Government Affairs, will be leaving WellCare. Mr. Miller’s position is being eliminated as part of WellCare’s ongoing evaluation and realignment of its core business functions to improve its cost structure. Mr. Miller’s departure is anticipated to be effective January 18, 2010.

    Since joining WellCare in January 2006, Mr. Miller managed the growth of WellCare’s prescription drug plan (PDP) business, launched and grew WellCare’s private fee-for-service (PFFS) business and oversaw many other aspects of WellCare’s national Medicare business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer